Exhibit 10.2

Amendment to Existing Agreements
Dialog4 System Engineering GmbH


                        AMENDMENT TO EXISTING AGREEMENTS
                                       AND
                                CLOSING STATEMENT


          This Amendment to Existing Agreements ("Amendment") is dated as of this 18th day of January, 2002, and is by and among Dialog4 System Engineering GmbH, a German corporation ("Dialog4"), Berthold Burkhardtsmaier ("Berthold"), Cornelia Burkhardtsmaier ("Cornelia"), Friedrich Maier ("Maier"), Circuit Research Labs, Inc., an Arizona corporation ("CRL"), CRL Systems, Inc., a Nevada corporation doing business as Orban, Inc. ("CS"), and Charles Jayson Brentlinger ("Jay").

          A. All parties except Jay are parties to an Asset Sale and Purchase Agreement dated November 16, 2001, (ASPA). CRL and Berthold are parties to a Service Contract dated November 16, 2001. CRL and Dialog4 are parties to a Security Agreement dated November 16, 2001. Dialog4, Berthold, Cornelia, Maier and Jay are parties to a Stock Purchase Agreement dated as of November 16, 2001. These agreements and other documents executed in connection therewith relate to the sale of certain assets of Dialog4 to CS and other related matters, and are herein referred to collectively as the "Agreements."

          B. The Agreements are by their terms not effective until certain contingencies have occurred. Those contingencies have not yet occurred and the Agreements are not effective. The parties have agreed to waive the contingencies and to proceed with the transaction of sale, but only on condition that the terms of the Agreements be amended in accordance with this Amendment.

          C.   The Agreements are hereby amended to provide the following:

     1. The purchase price for Dialog4 is $750,000 plus 1,250,000 shares of CRL payable in accordance with article 4.2b of the ASPA.

          (a) CRL will pay by issuance of shares the amount 1,250,000 shares to Dialog4 and take ownership and control of the Sold Assets of Dialog4 in accordance with 4.2b of the ASPA.

          (b) Jay Brentlinger will personally pay or become obligated to pay the $750,000 in accordance with article of 4.2a of the ASPA with the first installment payable February 1, 2002.

     2.  The Sold Assets shall hereby be transferred to CS in accordance with article 5 of the ASPA, subject to the further matters set forth in the Agreement. Dialog4 will not have a lien on the assets at this time.

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
Amendment to Existing Agreements
Dialog4 System Engineering GmbH


     3. The parties hereto agree that the transfer of only the intangibles as defined under article 1.1c,aa)(schedule 4),bb)(schedule 5) shall be subject to the condition precedent that full payment of the USD $750,000 is made by Jay, CS or CRL to Dialog4. All other assets will transfer upon consummation in accordance of the Sale and Purchase as set forth of article 5 of the ASPA.

     4. The parties hereto agree to amend section 6 sentences 1 of the stock purchase agreement as follows. The stock purchase price of the Stock purchased by buyer shall be USD $1.00 per share plus 10 percent. All other provisions of the stock purchase agreement shall remain.

     5. The sale will be completed or cancelled on or before December 31, 2002. As part of this transaction Jay and CRL agree as follows:

          (a) If Harman approves the total transaction or if, as a result of the restructuring of the debt to Harman, Harman no longer has the right to approve or disapprove the transaction, within 30 days of that date CS shall complete the transaction by reimbursing Jay for any sums paid by Jay to Dialog4.

          (b) If required approval by Harman is not obtained by December 31, 2002, CRL shall complete the transaction by selling the assets and business of Dialog4 to Jay. Jay shall reimburse CRL $1,250,000 for the stock issued to Dialog4.

          (c) No adjustment for cash flow surplus or deficit during the year shall be made if either event because the principal customer of Dialog4 is CRL and we could not accurately determine what the cash flow would have been if Dialog4 had been independent and CRL was required to pay for product the same way any other customer would have been.


          D. All contingencies to Closing contained in the Agreements are hereby waived.

          E. All provisions of the Agreements not inconsistent with the above amendments remain in full force and effect. The Security Agreement is inconsistent with the above amendments and is terminated and cancelled. The parties will cooperate with each other to execute such documents and take such actions as will effectuate the purpose of the transaction set forth in the Agreements as modified herein.

          F. The delivery of the shares of CRL to Dialog4 and the transfer of ownership of the assets from Dialog4 to Orban shall occur on January 18, 2002 and shall be effective as of January 1, 2002. (Closing Date)

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
Amendment to Existing Agreements
Dialog4 System Engineering GmbH


DATED as of this 18th day of January, 2002.





                              CIRCUIT RESEARCH LABS, INC., an Arizona
                              corporation

                              By  /s/ Robert McMartin
                                  -----------------------------------
                                   Robert McMartin, Treasurer and CFO


                              CRL SYSTEMS, INC., a Nevada corporation
                              d/b/a Orban, Inc.

                              By  /s/ Robert McMartin
                                  -----------------------------------
                                   Robert McMartin, Treasurer and CFO


                                  /s/ Charles Jayson Brentlinger
                                  -----------------------------------
                                   Charles Jayson Brentlinger


                              DIALOG4 SYSTEM ENGINEERING GmbH,  a
                              German corporation

                              By  /s/ B. Burkhardtsmaier
                                  -----------------------------------
                                   Name:  B. BURKHARDTSMAIER
                                   Title: MANAGING DIRECTOR

                                  /s/ B. Burkhardtsmaier
                                  -----------------------------------
                                   Berthold Burkhardtsmaier

                                  /s/ Cornelia Burkhardtsmaier
                                  ------------------------------------
                                   Cornelia Burkhardtsmaier


                                  ------------------------------------
                                   Friedrich Maier


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